Bagell, Josephs & Company, L.L.C.

Certified Public Accountants

200 Haddonfield Berlin Rd., Suite 402

Gibbsboro, NJ 08026

856.346.2828

856.346.2882 (fax)

Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated February 22, 2005, accompanying the financial statements of Planning Force, Inc. on Form SB-2/A for the year ended December   31, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the period August 31, 2004 (Inception) through December 31, 2004.  We hereby consent to the incorporation by reference of said report on the Registration Statement of Planning Force, Inc. on Form SB-2/A.

Signed,

/s/Bagell, Josephs & Company, L.L.C.

Bagell, Josephs & Company, L.L.C.

March 28, 2005